Exhibit 99.6

LINE OF CREDIT AGREEMENT

(Working Capital Line)

THIS LINE OF CREDIT AGREEMENT is by and between IMMUCELL CORPORATION, a Delaware corporation with principal place of business at 56 Evergreen Drive, Portland, County of Cumberland and State of Maine (“Borrower”) and GORHAM SAVINGS BANK, a Maine banking corporation with a principal place of business at 10 Wentworth Drive, Gorham, Maine 04038 (“Lender”).

IN CONSIDERATION of the mutual covenants and promises hereinafter set forth, Borrower and Lender hereby AGREE as follows:

Section 1 - General Terms and Credit Arrangements

1.1 Subject to the terms of this Agreement, Lender agrees to make advances to Borrower which shall not exceed at any one time outstanding of One Million and 00/100 Dollars ($1,000,000.00) (the “Ceiling Amount”) except in the sole discretion of Lender, which the Borrower may borrow in full or in part, repay in full or in part, and reborrow, in accordance with the terms of this Agreement. All advances made after the date hereof shall be made by written request by Borrower to Lender on Lender’s form (or a form acceptable to Lender), signed by the Borrower’s chief executive officer, or other officer duly authorized by the Borrower or by telephone request at Lender’s option as provided below. At Lender’s sole option, if checks are presented on Borrower’s checking account(s) for which sufficient funds are not available, Lender may advance on this Line of Credit to cover such checks but Lender shall not have any duty to do so. This commitment shall expire on the first to occur of the following: (a)  the occurrence of an event of default defined in Section 5 below; or (b) upon the expiration of the term of this Line or Credit set forth in Paragraph 1.3.

The Debtor hereby authorizes any one of the following persons to request advances hereunder by telephone (a “Telephone Advance Request”) or by facsimile telecopier (a “Facsimile Advance Request). Telephone Advance Requests shall be followed by written confirmation transmitted by telecopier if requested by Lender. Facsimile Advance Requests shall be followed by telephone confirmation transmitted if requested by Lender. Lender shall have no obligation to inquire into the circumstances, use, purpose, disposition or application of funds advanced pursuant to a Telephone Advance Request or a Facsimile Advance Request and shall have no liability relating thereto. Lender may, in its sole discretion, terminate telephonic and/or facsimile advance request authority at any time and require written loan requests. Authorized Persons for Telephone Advance Requests and Facsimile Advance Requests are: Michael F. Brigham and Elizabeth S. Toothaker and any individuals Borrower subsequently advises Lender in writing as being authorized to request advances hereunder.

1.2 The rate of interest on advances hereunder will adjust in accordance with One (1) Month London Inter Bank Offer Rate (LIBOR) published on Bloomberg Page BBAM1. The current One (1) Month LIBOR is 1.70363 percent. The interest rate shall be a variable rate equal to the One (1) Month LIBOR plus Two and 15/100 percent (2.15%) per annum. The interest rate shall be adjusted on the first day of each month or, if no such LIBOR rate is published on that day, the next business day for which such LIBOR rate is published provided, however, that if LIBOR as determined above would be less than zero, then such rate, at the election of Bank, shall be deemed to be zero for purposes of the Loan. The interest rate shall have a floor of 3.25 percent. If Lender shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Interest Rate is no longer available or reasonable and adequate means do not exist for ascertaining the LIBOR Interest Rate, Lender shall give written notice thereof to Borrower and after the giving of such notice, until any such notice has been withdrawn by Lender, the principal amount of the loan hereunder shall bear interest at an alternative index or base rate as reasonably determined by Lender in its discretion as a substitute for LIBOR as defined above (based on substitute rates then being used by a significant number of U.S. money center lending institutions), plus a margin percentage equal to the LIBOR Margin.

The Borrower acknowledges that the interest rate on this Agreement is variable as aforesaid and agrees that no such adjustment in the interest rate on this Agreement will in any way alter, discharge or affect the liability of any co-signer, co-maker or endorser hereunder and the Borrower hereby waives any right of notice of such changes or adjustments in the interest rate hereunder.

This Agreement is subject to the condition that at no time shall the Borrower or other parties liable herefor be obligated or required to pay interest at a rate which could subject the Lender, or any subsequent holder hereof, to either civil or criminal liability, forfeiture or loss of principal, interest or other sums as a result of being in excess of the maximum interest rate which Borrower or other liable parties are permitted by law to contract or agree to pay or which the Lender or any subsequent holder hereof, is permitted to receive. If by the terms of this Agreement, Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Agreement is reduced to such maximum rate for so long as such maximum rate shall be in effect, and shall thereafter be payable at the rate provided in this Agreement.

1.3 The term of this Line of Credit shall expire on March 10, 2022, and may be renewed yearly at Lender’s sole discretion in writing, subject to review of credit and pricing. Unless renewed in writing, this Line of Credit will expire on March 10, 2022, unless sooner demanded.

1.4 The Monthly Payment Date shall be one (1) month from the date of this Agreement and continuing on the same day of each and every month hereafter during the term of this Agreement. Borrower agrees to pay all interest due pursuant to Section 1.2 hereof on each Monthly Payment Date.

If such monthly interest payment is not paid in full within ten (10) days of its due date, Borrower shall pay to Lender a late fee on such unpaid amount equal to six percent (6%) of such late payment. Borrower further agrees that Lender’s acceptance of late payments on any occasion shall not waive Lender’s right to require timely payments on any other occasion.

Lender shall have the right to charge interest on the unpaid principal balance hereof at an interest rate five percent (5%) per annum in excess of the rate of interest otherwise payable as provided herein, for any period during which Borrower or any party liable herefor shall be in default under any material provision of this Agreement or any other Loan Documents, including without limitation any monetary or payment defaults, subject to notice, if required, and expiration of any applicable cure period, if any. In the event of default hereunder or under any other Loan Document followed by collection and enforcement activity by Lender, the default interest rate shall accrue and be payable until actual payment and satisfaction of all amounts owing hereunder or under such other Loan Documents, as applicable.

1.5 Borrower promises to pay, to the order of Lender, its successors and assigns, at its offices at 10 Wentworth Drive, Gorham, Maine or such other banking office as Lender may direct, all balances outstanding under this Agreement, with all accrued and any unpaid interest and any charges provided for herein, all as provided hereunder.

The commitment of Lender to make advances under this Agreement shall be suspended upon the occurrence (and during the continuation) of a default hereunder or under any other Loan Documents whether or not any applicable grace period has expired, whether or not a demand for payment has been made. All other rights and duties of the parties hereto shall continue in full force and effect until the total sums due Lender hereunder, including principal, interest and any other charges provided for herein (including any advances which may, in Lender’s sole discretion, be made in excess of the Ceiling Amount), are paid in full. Borrower may terminate this Agreement at any time upon delivery of notice to Lender, accompanied by payment of all balances outstanding under this Agreement (including any advances which may, in Lender’s sole discretion, be made in excess of the Ceiling Amount), with interest thereon and any other charges provided for herein to the date of receipt of payment.

All payments received by Lender hereunder shall be credited first to accrued but unpaid interest and costs, and thereafter to principal.

1.6 Except as expressly stated in this Agreement, Lender does not directly or indirectly have any obligation or duty of any kind whatsoever to renew or extend any indebtedness of Borrower to Lender, to grant or extend any further loans or credit to Borrower, to amend, modify or supplement this Agreement, or to otherwise alter its present rights, powers or remedies.

Section 2 - Representations and Warranties.

The Borrower represents, warrants and covenants to Lender that:

2.1 The Borrower is validly organized and is duly existing and in good standing under the laws of the State of Delaware; and if the character of the properties owned or the nature of activities conducted by the Borrower makes qualification or licensing necessary in other jurisdictions, the Borrower agrees that it has become and will remain qualified or licensed in such other jurisdictions; and the Borrower further agrees that it will not change its name, enter into any merger, consolidation, reorganization or recapitalization or reclassify its ownership interest.

2.2 This Agreement evidences a loan for business and commercial purposes and not for personal, family or household purposes.

2.3 The chief executive office of the Borrower is located at 56 Evergreen Drive, Portland, Maine 04010; and the Borrower will not change its chief executive office without at least thirty (30) days prior written notice to Lender.

2.4 The execution, delivery and performance of this Agreement, and the obligations set forth herein, and any other instruments, documents or agreements evidencing, securing or governing this Agreement and the obligations set forth herein are within the powers of the Borrower, have been duly authorized and all necessary actions have been taken and are not in contravention of law, and do not constitute a breach of any of the provisions contained in the Borrower’s certificate of incorporation or bylaws, or conflict with any material agreement or obligation of the Borrower, and the execution, delivery and performance of this Agreement, and each of the other documents executed in connection herewith does not constitute a breach of any material agreement to which the Borrower is a party or by which it or any of its properties are bound.

2.5 Except with the prior written consent of the Lender, the Borrower will not conduct business under any trade name or assumed name, except ImmuCell Corporation and the Borrower has not, within the past six (6) years: (a) conducted business under any other names, (b) changed its name, or (c) been the surviving or resulting entity of any merger or consolidation.

2.6 Except for liens and security interests expressly allowed in writing by Lender in its commitment letter dated February 19, 2020, the Borrower will not pledge, mortgage or create or suffer to exist a security interest in or lien on any of its assets except in favor of Lender, nor permit or suffer to exist the issuance of any attachment, trustee process or execution against any of its assets in favor of any person which is not promptly discharged other than the Lender, and except for liens for current and nondelinquent taxes not yet due or being contested in good faith and by appropriate proceedings diligently pursued, and pre-judgment attachments and prejudgment trustee process, without levy or seizure by the plaintiff in such action, which are being contested in good faith by appropriate proceedings diligently pursued.

2.7 The Borrower shall have and maintain at all times insurance, including, without limitation, workers’ compensation insurance, comprehensive general liability insurance, casualty and extended coverage insurance, and flood insurance, if required. Such insurance shall be issued by a company reasonably acceptable to Lender and in such amounts and on such terms as are reasonably satisfactory to Lender. Each such policy shall contain a provision whereby they cannot be canceled except after ten (10) days prior written notice to the Lender. In the event of a failure to provide and maintain insurance as provided herein, the Lender may, at its option but with no obligation, acquire such insurance and charge the amount paid therefor to the Borrower whereupon such obligations shall be an obligation hereunder. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender of compliance with the foregoing provisions regarding insurance and, at the request of the Lender, shall furnish to the Lender copies of all such policies.

2.8 The Borrower shall keep all of its assets in good order and repair and adequately insured at all times, and shall maintain and operate such assets in compliance with all laws, and with regulations, ordinances or contractual undertakings governing the same, the non-compliance with which would have a material adverse effect on the Borrower.

2.9 The Borrower shall immediately notify the Lender of any material loss in the value of any of its assets, other than loss resulting from ordinary depreciation, or amortization or depletion taken in accordance with generally accepted accounting principles.

2.10 The Borrower shall pay or cause to be paid promptly when due all taxes and assessments on the collateral which secure Borrower’s obligations to Lender hereunder or under any of the Loan Documents for its use or operation, except for taxes and assessments contested in good faith by appropriate proceedings, promptly initiated and diligently conducted, and provided that the Borrower shall make such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles.

2.11 All financial data and statements provided by the Borrower to Lender fairly represent the financial condition of the Borrower in all material respects, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein contained not materially misleading, and all other information furnished Lender shall be accurate and complete in all material respects insofar as necessary to give Lender a true and accurate description of the Borrower’s financial condition.

2.12 Neither the Borrower nor any of its respective guarantors is required to obtain any order, consent, approval or authorization of, or required to make any declaration or filing with, any governmental authority in connection with the execution or delivery of this Agreement or the obligations set forth herein or in any other document executed by the Borrower in connection herewith.

2.13 The Borrower has complied with all applicable laws pertaining to the products that it manufactures or sells, the conduct of its business and the use, maintenance and operation (present and/or contemplated) of the real and personal property owned or leased by it in the conduct of its business, including, without limitation, all applicable environmental, hazardous waste and land use laws, statutes, ordinances, regulations and orders.

2.14 The Borrower will furnish, or cause to be furnished, to Lender such financial information as required in Lender’s commitment letter dated February 19, 2020, in such detail and by such dates as required under the commitment letter. The Borrower will permit Lender to inspect the books, financial records and any of the properties or assets of the Borrower and guarantor(s) upon reasonable prior notice and at such reasonable times as Lender may from time to time request.

2.15 The Borrower has good and marketable title to all of its assets, none of which are subject to any security interest, encumbrances or lien, claim of any third person except as specifically noted in Lender’s commitment letter dated February 19, 2020; and the Borrower will not sell, lease, transfer or otherwise dispose of all or any material part of its assets (other than as permitted herein), or create, incur, assume or become or remain liable in respect of any indebtedness, other than the obligations set forth herein, and current liabilities of the Borrower incurred in the ordinary course of its business and in accordance with customary trade practices.

2.16 The Borrower has timely filed all federal, state and local tax returns and other reports required by applicable laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable, and that the Borrower has no knowledge of any deficiency or additional assessment in connection with any taxes, assessments or charges.

2.17 The Borrower shall promptly give notice in writing to Lender of any material adverse change in the business affairs of the Borrower and of the existence of any material litigation or administrative proceedings involving Borrower.

2.18 The Borrower shall not alter its form of business organization without the prior written consent of Lender.

Section 3 - Special Financial Covenants

3.1 The Borrower shall not make any loans to or for the benefit of any shareholder of the Borrower.

Section 4 - Security

This Line of Credit Agreement, and all amounts advanced hereunder and/or due hereunder, are secured and governed by:

4.1 This Agreement and a certain Commitment Letter issued by Bank dated February 19, 2020, provided, however, that in the event of any conflict, the terms of this Agreement shall prevail but such documents shall be interpreted as being consistent with one another and cumulative in their requirements where possible;

4.2 A valid perfected first security interest from Borrower in all business assets including, but not limited to, machinery, equipment, accounts receivable and inventory. This Agreement may also be secured by documents executed in the future by Borrower or by any Guarantor. This Agreement may also secured by existing security agreements, guaranties or other documents if the provisions of such existing documents state that they shall secure all future obligations or liabilities of Borrower to Lender. All documents which secure or guaranty this Agreement, whether executed prior hereto, on even date herewith or in the future, are referred to herein as “Loan Documents”.

Section 5 - Events of Default

Borrower agrees that all advances outstanding hereunder, together with all interest and other charges as provided for herein, as applicable, shall immediately become due and payable, and the Lender’s commitment to make further advances to the Borrower under this Agreement shall automatically and immediately cease and be terminated, all without notice or demand of any nature whatsoever, upon the occurrence of any one or more of the following events, each of which shall constitute an event of default hereunder (“Events of Default”):

5.1 Default in the due and punctual payment of any payment of the principal, premium, if any, or interest on any of the obligations set forth herein as and when the same shall become due and payable; or

5.2 Default or breach in the due performance or observance of any covenant, agreement or provision of this Agreement or any of the Loan Documents and such default or breach shall continue beyond the applicable cure period, if any; or

5.3 Default in the due and punctual payment of any other indebtedness or default or breach in the due performance of any covenant, agreement or provision of any agreement of the Borrower to Lender or (in an amount greater than $25,000) to any secured third party, which default and/or breach shall not have been cured within the applicable cure period, if any; or

5.4 If any representation, statement, report or certificate made or delivered by the Borrower, or by any maker, principal or guarantor for any of the obligations set forth herein or of any of the Loan Documents is false or incorrect in any material respect when made or delivered, or if the Borrower fails to furnish financial information or permit inspections as provided herein or in any other of the Loan Documents; or

5.5 If any attachment, trustee process, lien, execution, levy or receivership (other than pre-judgment attachments and pre-judgment trustee process, without levy or seizure by plaintiff in such action, which are being contested in good faith by appropriate proceedings diligently pursued) is issued or made against the Borrower or any maker, co-maker, principal, or guarantor of the obligations set forth herein, or any assets owned by either of the Borrower or any maker, co-maker, principal or guarantor and is not removed within ten (10) days (but this shall not preclude Lender from immediately setting off on any account balances) or if any final judgment or execution against the Borrower remains unsatisfied for a period of ten (10) days; or

5.6 If the Borrower or any maker, co-maker, principal or guarantor fails to pay or escrow any tax assessment or other assessments and charges on its assets, as provided herein or in any of the Loan Documents, or fails to maintain any insurance policy the Borrower or any maker, co-maker, principal or guarantor is required to provide to or for the benefit of the Lender; or

5.7 The Borrower or any guarantor or any person liable for the obligations set forth herein shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for them or a material part of their assets, or shall commence or be subject to any proceeding under bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

5.8 If there shall have been filed any such petition or application as described in Paragraph 5.7 above, or any such proceeding shall have been commenced against the Borrower, or any guarantor, or any person liable for the obligations hereunder or of any of the Loan Documents, in which an order for relief is entered, and if any such proceeding, petition, application or order remains undismissed for a period of ten (10) days or more; or

5.9 If the Borrower or any person liable for the obligations hereunder or under any of the Loan Documents by any act or omission shall indicate their consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief of the appointment of a custodian, receiver or any trustee for them or any material part of any of their properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ten (10) days or more; or

5.10 Such a change in the condition or affairs (financial or otherwise) of the Borrower or any person liable for the obligations hereunder, or decline in the value of the assets of the Borrower or any person liable for the obligations hereunder, as, in the reasonable opinion of the Lender, materially impairs the Lender’s security or increases its risk; or

5.11 Any breach by the Borrower or any guarantor, if applicable, of the special financial covenants set forth in Section 3 herein.

Section 6 - Miscellaneous

6.1 All notices, request and demands to or upon the respective parties hereto shall be deemed to have been given or made when hand delivered as follows or when deposited in the mails, postage prepaid, addressed as follows or to such other address as may be hereafter designated in writing by the respective parties hereto:

To Lender:	GORHAM SAVINGS BANK
10 Wentworth Drive
Gorham, ME 04038

To Borrower:	ImmuCell Corporation
56 Evergreen Drive
Portland, ME 04101

6.2 After demand for payment has been made by Lender or upon the occurrence of an Event of Default, whether or not demand for payment has been made, any deposits or other sums credited by or due from Lender to Borrower may be set-off against any and all liabilities hereunder, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to Lender.

6.3 No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege hereunder, shall operate as a wavier thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

6.4 The Borrower and all other parties liable herefor, whether principal, guarantor, endorser or otherwise, hereby waive demand, notice and protest, and waiver all recourse to suretyship and guarantorship defenses generally, including but not limited to, any extension of time for payment or performance which may be granted to Borrower or to any other liable party, any modifications or amendments to this Agreement or any documents securing payment and performance hereof, any act or omission to act by or on behalf of Lender, any invalidity or unenforceability of security given herefor, any release, whether intentional, unintentional, or by operation of law, of security, any release, whether intentional, unintentional or by operation of law, of a liable party or parties, and all other indulgences of any type which may be granted by Lender to the Borrower or any party liable herefor, and do also agree to pay all costs of collection of the indebtedness evidenced hereby, including, without limitation, reasonable attorneys fees which may be incurred in connection therewith. The Borrower hereby submits to the jurisdiction of the Courts of the State of Maine, and the United States District Courts therein, and to the jurisdiction of all courts to which an appeal may be taken, for the purpose of any action or other proceeding arising out of any obligation under this Agreement, and expressly waives any objections as to venue in any of such courts.

BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS, WHETHER ARISING UNDER THE CONSTITUTIONS OF THE UNITED STATES OR OF ANY STATE, ANY RULES OF CIVIL PROCEDURE, COMMON OR STATUTORY LAW, OR OTHERWISE, TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM INVOLVING LENDER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

6.5 This Agreement shall be binding upon and inure to the benefit of the Borrower, Lender and their respective successors and assigns.

6.6 This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Maine.

6.7 If more than one person or entity executes this Agreement in favor of Lender, all obligations shall be joint and several with respect to each.

6.8 The singular form of any word used herein shall include the plural and vice versa. The use herein of a word of any gender shall include each of the masculine, feminine and neuter genders. The headings or titles of the several sections and paragraphs of this Agreement shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

6.9 If any term or provision of this Agreement shall be invalid or unenforceable under any applicable laws, such invalidity or unenforceability shall not affect the validity or enforceability of any other terms or provisions of this Agreement.

6.10 THE PARTIES AGREE THAT NO PROMISE, CONTRACT OR AGREEMENT TO LEND MONEY, EXTEND CREDIT, FOREBEAR FROM COLLECTION OF A DEBT OR MAKE ANY OTHER ACCOMMODATION FOR THE REPAYMENT OF A DEBT MAY BE ENFORCED AGAINST LENDER UNLESS THE PROMISE, CONTRACT OR AGREEMENT IS IN WRITING AND SIGNED BY THE LENDER. ACCORDINGLY, BORROWER CANNOT ENFORCE ANY ORAL PROMISE UNLESS IT IS CONTAINED IN LOAN DOCUMENTS SIGNED BY THE LENDER, NOR CAN ANY CHANGE, FORBEARANCE, OR OTHER ACCOMMODATION RELATING TO THE OBLIGATIONS, THE NOTE OR ANY OTHER OF THE LOAN DOCUMENTS BE ENFORCED, UNLESS IT IS IN WRITING AND SIGNED BY THE LENDER. BORROWER ALSO UNDERSTANDS AND AGREES THAT ALL FUTURE PROMISES, CONTRACTS OR AGREEMENTS OF THE LENDER RELATING TO ANY OTHER TRANSACTION BETWEEN IT AND THE LENDER CANNOT BE ENFORCED IN COURT UNLESS THEY ARE IN WRITING AND SIGNED BY THE LENDER. BY EXECUTION OF THIS AGREEMENT, BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE REQUIREMENT OF A WRITING DESCRIBED IN THIS PARAGRAPH SHALL APPLY TO THIS AGREEMENT, THE OBLIGATIONS, THE LOAN DOCUMENTS, ANY EXTENSION, MODIFICATION, RENEWAL, FORBEARANCE OR OTHER ACCOMMODATION RELATING HERETO OR THERETO AND TO ANY OTHER CREDIT RELATIONSHIP BETWEEN BORROWER AND THE LENDER (WHETHER NOW EXISTING OR CREATED IN THE FUTURE), WHETHER OR NOT THE AMOUNT INVOLVED EXCEEDS $250,000).

6.11 This agreement constitutes the entire and integrated agreement and understanding between the Borrower(s) and Lender, and it supercedes any prior negotiations, representations or agreements, either written or oral. Borrower(s) agree that any representation, promise, condition or inducement, express or implied, not included in writing in this agreement shall not be binding upon any party. This agreement may be amended or modified only by a written modification signed by all parties.

IN WITNESS WHEREOF, the parties hereto have caused this Line of Credit Agreement to be executed as an instrument under seal as of March 11, 2020.

Witness:	IMMUCELL CORPORATION

/s/ David Champoux	/s/ Michael F. Brigham
Michael F. Brigham
Its President & CEO